Exhibit 10.15

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") by and between Employers Insurance Company of Nevada, a Nevada corporation ("EICN"), EIG Mutual Holding Company (the "Company"), and William E. Yocke (the "Employee"), is made as of January 1, 2007.

WHEREAS, EICN and the Employee are parties to that certain Employment Agreement dated as of January 1, 2006 (the "Agreement");

WHEREAS, EICN desires to assign its rights, duties, and obligations under the Agreement to the Company;

WHEREAS, EICN, the Company and the Employee wish to amend and clarify the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Pursuant to Section 13 of the Agreement, EICN hereby assign its rights, duties, and obligations under the Agreement to the Company and the Company and the Employee consent to such assignment.  All references to "Employers Insurance Company of Nevada" and/or "the Company" shall be deemed to refer to the Company where appropriate.

2.

Section 6(a)(ii) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

"Short term bonus amounts payable at targeted levels of performance under the Executive Bonus Plan and any other bonus plans of which the Employee has been a participant, pro-rated for the period of the calendar year in which the Employee last performed services for the Company and otherwise in accordance with such bonus plans in effect on the date of termination and payable within thirty (30) days of the effective date of the termination;"

3.

Section 6(a)(iii) of the Agreement is hereby deleted and replaced in its entirety to read as follows:

"Long term bonus amounts (payable at targeted levels of performance, if applicable) under the Executive Bonus Plan and any other bonus plans of which the Employee has been a participant, pro-rated for the period of the calendar year in which the Employee last performed services for the Company and otherwise in accordance with such bonus plans in effect on the date of termination and payable within thirty (30) days of the effective date of the termination;"

4.

The following is hereby added as Section 26 of the Agreement:

"Section 409A.  Notwithstanding anything to the contrary in this Agreement, the payment of consideration, compensation, and benefits pursuant to this Agreement shall be interpreted and administered in a manner intended to avoid the imposition of additional taxes under Section 409A of the Internal Revenue Code."

5.

This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Nevada.

6.

This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

7.

Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

EMPLOYERS INSURANCE COMPANY OF NEVADA

/s/ Douglas D. Dirks

__________________________________________

By: Douglas D. Dirks

Title: Chief Executive Officer

EIG MUTUAL HOLDING COMPANY

/s/ Douglas D. Dirks

_________________________________________

By: Douglas D. Dirks

Title: President and Chief Executive Officer

EMPLOYEE

/s/ William E. Yocke

_________________________________________

William E. Yocke